Exhibit 99.2

STATE OF DELAWARE
OFFICE OF THE ATTORNEY GENERAL

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In re: Lender Processing Services, Inc.,	)	A.G. Investigation No. Sec-12-5-5
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SETTLEMENT AGREEMENT
This Settlement Agreement (this “Agreement”) is between the State of Delaware (the “State”), by and through the Delaware Department of Justice (the “DE DOJ”), on the one hand, and DocX, LLC, a Georgia limited liability company (“DocX”), and Lender Processing Services, Inc., a Delaware corporation (“LPS”), on the other hand.
WHEREAS, the DE DOJ has investigated the activities of DocX with respect to improperly executed and notarized mortgage-related documents that were subsequently filed in the county recorder's offices throughout the State during 2008 and 2009 (the “Subject Activities”); and
WHEREAS, the DE DOJ has asserted that it has or may have valid claims under Delaware law against DocX and LPS arising from the Subject Activities (the “Potential Claims”); and
WHEREAS, for the purposes of entering into this Agreement, DocX and LPS acknowledge and represent:

STIPULATIONS OF FACT
1.DocX is a wholly-owned, indirect subsidiary of LPS and has been since July 2, 2008.
2.Various residential mortgage loan servicers (the “Servicers”) authorized specific persons employed by DocX (“Authorized Signers”) to sign certain mortgage-related documents on their behalf, including notices of release and assignments of mortgages (the “Subject Documents”).
3.Between March 1, 2009 and October 31, 2009, DocX initiated and implemented a program under which the Authorized Signers were permitted to and did designate other employees of DocX (the

“Surrogate Signers”) to sign the names of the Authorized Signers on the Subject Documents (the “Surrogate Signing Program”).
4.Pursuant to the Surrogate Signing Program, the Surrogate Signers executed the Subject Documents without prior authorization from the Servicers.
5.The Surrogate Signers executed the Subject Documents by signing the names of the Authorized Signers with no indication whatever that the Subject Documents had, in fact, been signed by the Surrogate Signers.
6.Notaries public employed by DocX executed the notarial certifications on some or all of the Subject Documents signed by the Surrogate Signers, stating that the Subject Documents had been signed and affirmed in their presence by the Authorized Signer. The Surrogate Signers may have executed some of the Subject Documents outside the presence of a notary.
7.DocX filed or caused to be filed the Subject Documents in the Recorder of Deeds offices throughout the State with knowledge that some of the Subject Documents had been executed by the Surrogate Signers under the above-described Surrogate Signing Program.
REPRESENTATIONS OF LPS AND DOCX
A.The practices of DocX, as set forth above, were not implemented, engaged in, known, authorized, condoned or ratified by LPS, and when the practices at DocX became known to LPS, LPS, among other things, terminated the President of DocX, Lorraine Brown, ordered that the Subject Activities cease, and wound down and voluntarily discontinued the operations of DocX.
B.No other business entity of LPS was engaged in any part of the Subject Activities in this State.
C.On April 13, 2011, LPS and DocX entered into a Consent Order (the “Consent Order”) with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision (collectively, the “Agencies”), under which LPS agreed, among other things, to allow an independent third-party consultant to conduct a review of document execution services provided by subsidiaries of LPS to federally-examined Servicers between January 1, 2008 and December 31, 2010. The review is mandated to make an assessment of, among other things, any financial injury to those Servicers, or to the borrowers whose mortgage loans the Servicers serviced, from document execution services provided by LPS subsidiaries during that time period. To the extent the independent consultant identifies any such financial harm, LPS has agreed to prepare a remediation plan under the Consent Order that will, as appropriate, address reimbursement to those Servicers or borrowers for any such financial injury.
D.For the years 2008-2010, DocX and LPS received approximately $60,000.00 in total revenues from the Subject Activities in this State.
E.LPS and DocX have received board and all other approvals necessary to enter into and perform under this Agreement.
NOW THEREFORE, in order to avoid the costs, expenses and uncertainties associated with litigation, and in exchange for the consideration provided for herein, LPS, DocX and the DE DOJ each agree to the terms of this Agreement;

IT IS HEREBY AGREED:

1.This Agreement shall be effective on the date when executed by an authorized signatory of each party (the “Effective Date”).
2.In full and final settlement of Potential Claims against LPS and DocX, LPS shall:

(a)	pay $150,000.00 to the DE DOJ as a settlement payment in lieu of penalties; and

(b)	pay $100,000.00 to the DE DOJ for reimbursement of fees, costs and expenses incurred in connection with the DE DOJ's investigation of the Subject Activities; and

(c)	perform its other obligations under this Agreement.
The amounts described in subsections (a) and (b) of this Paragraph (the “Settlement Funds”) are to be paid by LPS by certified or cashier's check made payable to the “State of Delaware” and delivered and received by the DE DOJ within five (5) calendar days from the Effective Date. The DE DOJ shall allocate the Settlement Funds first to reimburse certain funding sources for the costs associated with the investigation described in this Agreement, with the remainder allocated to the Consumer Protection Fund to be used solely within the discretion of the DE DOJ in accordance with 6 Del. C. § 2527. The check in the amount of the Settlement Funds, as well as any and all correspondence required or contemplated in this Agreement, shall be addressed and delivered to Deputy Attorney General Christina Showalter, Director, Fraud and Consumer Protection Division, 820 N. French Street, 5th Floor, Wilmington, DE 19801.
3.Upon the DE DOJ's receipt of the Settlement Funds, and subject to Paragraphs 5 and 6 below, DocX, LPS and each of its subsidiaries directly engaged in the Subject Activities (the “Releasees”) shall be released from any and all Potential Claims, whether civil or criminal, legal or equitable, of whatever nature or kind, whether seeking damages, fees, penalties or other relief, the State has or may have against LPS and DocX, and which may be asserted, prosecuted or otherwise pursued by the DE DOJ (the “Release”); provided, however, that the State retains any and all Potential Claims it may have against the Releasees solely to the extent such Potential Claims arise under the State's Securities Act, Chapter 73 of Title 6 of the Delaware Code. Notwithstanding anything to the contrary herein, the State expressly retains and does not release any and all claims, rights and remedies it may have against (a) the Releasees other than those Potential Claims subject to the Release and (b) all persons and entities other than the Releasees.
4.LPS and DocX shall report to the DE DOJ quarterly regarding the status of their compliance with the Consent Order and inform the DE DOJ of any issues that affect or may affect citizens of this State.
5.LPS and DocX acknowledge that the DE DOJ, in agreeing to the terms of this Agreement, and in exchange for the Release, relied on each and every representation, stipulation, promise and other forms of consideration provided or to be provided under this Agreement by LPS and DocX. LPS and DocX acknowledge that the failure of any such consideration shall be deemed a material breach of this Agreement entitling the DE DOJ to exercise the rights and remedies provided for herein.
6.If (a) the DE DOJ discovers that LPS or DocX knowingly or recklessly made a false or materially misleading representation in or related to this Agreement, or (b) LPS fails to perform or cure a breach of any obligation required under this Agreement within five (5) business days from LPS's receipt of written notice of such failure or breach, the DE DOJ shall have the option to and may, in the DE DOJ's sole and absolute discretion, upon subsequent written notice to LPS, consider any such event a material breach of, and an event of default under, this Agreement. If the DE DOJ exercises an option provided for in this Paragraph, the DE DOJ may, in the DE DOJ's sole and absolute discretion, deem the Release granted to LPS and DocX null and void, retain the Settlement Funds as partial liquidated damages and pursue any all rights and remedies against LPS and DocX that the DE DOJ or the State may have under this Agreement or any applicable laws of this State.
7.Each of LPS and DocX agrees to retain documents and other information related to the performance of this Agreement for a period of three (3) years following the Effective Date.
8.LPS and DocX will cooperate in the DE DOJ's investigation and/or prosecution, whether civil or criminal, of claims related to the Subject Activities against non-parties. LPS and DocX will provide to the DE DOJ reasonable access to all current employees and non-privileged documents upon request by the DE DOJ, without the need for a subpoena. The term “non-privileged” means any document not protected by the attorney-client or attorney work product privileges as defined by applicable law. The term “reasonable access” reflects an understanding among LPS, DocX and the DE DOJ that LPS and DocX have legal obligations to protect the privacy of the personal identifying information of borrowers and to protect the trade-secrets of LPS and DocX from public disclosure. To that end, LPS and/or DocX may require the DE DOJ to execute an agreement with reasonable terms as to confidentiality as a condition to providing access to non-privileged documents. LPS, DocX and the DE DOJ agree to work cooperatively to ensure compliance with this Agreement.
9.Upon request of the DE DOJ, LPS and DocX will provide affidavits to authenticate any business records or other materials in the possession, custody or control of LPS or DocX that are reasonably related to the investigation or prosecution of claims related to the Subject Activities against any non-parties.
10.Upon request of the DE DOJ, LPS will notify its current and/or former Servicer clients if documents are identified by the DE DOJ as Subject Documents requiring remediation, and will take reasonable steps necessary, and for which LPS has legal authority, to remediate any such documents, which remediation may include, as appropriate, the filing with the Recorder of Deeds offices in this State of properly executed and/or notarized mortgage-related documents, including notices of release and assignments of mortgages. LPS shall promptly inform the DE DOJ if and when LPS determines that it cannot remediate or cause to be remediated any Subject Documents identified by the DE DOJ and shall contemporaneously provide the DE DOJ with a description of the factual and/or legal bases for such determination.
11.The parties acknowledge that Attorneys General of other states may be reviewing and investigating business practices that are the subject of this Agreement. Each of LPS and DocX agree that if LPS, DocX, or any of their respective successors or assigns enter into an agreement with any other state or group of states resolving any such investigation or action (each such agreement, a “Resolution”), LPS shall provide (a) a copy of any such Resolution to the DE DOJ within five (5) calendar days of the parties' execution of such document and (b) information reasonably sufficient to enable the DE DOJ to (i) determine the metric or metrics by which the financial consideration provided to any other state in a Resolution was calculated or determined and (ii) compare such consideration to the treatment afforded to the State in this Agreement.
12.If the DE DOJ determines, in its sole and absolute discretion, that the financial consideration, injunctive relief and/or other terms of a Resolution relating to the subject matter herein are materially more favorable to the State than those contained in this Agreement, then the DE DOJ will notify LPS in writing of such determination within fourteen (14) calendar days of the DE DOJ's receipt of such Resolution and this Agreement will thereupon be deemed automatically amended, as of the Effective Date, to reflect and/or include the more favorable terms or treatment identified by the DE DOJ in writing as provided in this Paragraph, and any corresponding less favorable terms or treatment originally set forth this Agreement identified by the DE DOJ in writing as provided in this Paragraph will be deemed automatically deleted or superseded, as of the Effective Date. This provision will continue to apply to any future Resolution involving LPS, DocX, or their successors or assigns for a period of two (2) years after the Effective Date of this Agreement.

13.Nothing in this Agreement shall be deemed or considered an admission that LPS or DocX ever engaged in any activity contrary to any law. LPS and DocX do not waive and expressly reserve any defenses, counterclaims, third-party claims, privileges or immunities each may have in any case or action filed by any other state, federal or local governmental agency, or any private litigant or class of litigants, arising from the practices described herein.
14.Subject to the DE DOJ's rights in Paragraphs 5 and 6 above, nothing in this Agreement shall be construed to limit or restrict LPS's or DocX's right to use the Agreement, or payments made hereunder, to assert and maintain the defenses of res judicata, collateral estoppel, payment, compromise and settlement, accord and satisfaction, or any other legal or equitable defenses in any pending or future legal or administrative action or proceeding by or on behalf of the State related to Potential Claims released in this Agreement.
15.The obligations of the parties under this Agreement shall terminate at the end of the three-year period following the Effective Date of this Agreement.
16.This Agreement shall be governed by Delaware law and the parties agree to submit to the jurisdiction of the courts of this State to adjudicate any dispute in connection with this Agreement. This Agreement is binding on the Parties and their successors and assigns.
IN WITNESS WHEREOF, DocX, LPS and the DE DOJ have caused this Agreement to be signed by their respective duly authorized officers.

For the State of Delaware: By: /s/ Christina Showalter Tina Showalter Deputy Attorney General Director, Fraud and Consumer Protection Division Dated: October 16, 2012
Lender Processing Services, Inc.

By:/s/ Thomas L. Schilling
Thomas L. Schilling
Title:Executive Vice President and Chief Financial Officer

Dated: October 16, 2012

DocX, LLC
By:/s/ Daniel T. Scheuble
Daniel T. Scheuble
Title:President
Dated: October 16, 2012